                                                                      Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Architectural Products Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-4 with the Securities and Exchange
Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint Frank J.
Amedia, Joseph Dominijanni and Jonathan K. Schoenike, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration
Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitutes, or substitute may lawfully do or cause to be done by virtue hereof.


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

Signature                       Title                                  Date
---------                       -----                                  ----
/s/ George S. Hofmeister        Chairman of the Board and Director     December 17, 1997
---------------------------
  George S. Hofmeister

/s/ Frank J. Amedia             President, Chief Executive Officer     December 17, 1997
---------------------------     and Director (Principal Executive
    Frank J. Amedia             Officer)

/s/ Joseph Dominijanni          Treasurer and Director                 December 17, 1997
---------------------------
    Joseph Dominijanni

/s/ Richard L. Kovach           Vice President and Chief Financial     December 17, 1997
---------------------------     Officer (Principal Financial Officer)
    Richard L. Kovach

/s/ John J. Cafaro              Director                               December 17, 1997
---------------------------
    John J. Cafaro

/s/ William R. Jackson, Jr.     Director                               December 17, 1997
---------------------------
    William R. Jackson, Jr.

/s/ John Masternick             Director                               December 17, 1997
------------------------
    John Masternick

/s/ James E. Phillips           Director                               December 17, 1997
---------------------------
    James E. Phillips

/s/ Charles E. Trebilcock       Director                               December 17, 1997
---------------------------
    Charles E. Trebilcock

/s/ James K. Warren             Director                               December 17, 1997
---------------------------
    James K. Warren
